Exhibit 5

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated January 18, 2022 (including amendments thereto) with respect to the Common Stock of U.S. Energy Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such Statement, and for the completeness and accuracy of the information concerning him or it contained in such Statement and any amendments thereto, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

January 18, 2022

/s/ Joshua L. Batchelor
Joshua L. Batchelor

January 18, 2022

/s/ Benjamin A. Stamets
Benjamin A. Stamets

January 18, 2022

Sage Road Capital, LLC

/s/ Joshua L. Batchelor
Printed Name: Joshua L. Batchelor

Its: Managing Partner

January 18, 2022

Banner Oil & Gas, LLC

/s/ Joshua L. Batchelor
Printed Name: Joshua L. Batchelor

Its: Manager

January 18, 2022

Woodford Petroleum, LLC

/s/ Joshua L. Batchelor
Printed Name: Joshua L. Batchelor

Its: Manager

January 18, 2022

Llano Energy LLC

/s/ Joshua L. Batchelor
Printed Name: Joshua L. Batchelor

Its: Manager